Exhibit 99.1

Long Island Iced Tea Corp. Announces Preliminary 2016
First Quarter Net Sales

2016 First Quarter Net Sales Expected to Increase 97% Year-over-Year

Hicksville, NY (April 19, 2016) — Long Island Iced Tea Corp. (OTCQB: LTEA) (the “Company”), a growth-oriented company focused on the ready-to-drink tea segment in the beverage industry, today reported preliminary unaudited net sales results for the three-month period ended March 31, 2016.

The Company estimates that net sales will increase 97% to approximately $522,000 for the first quarter of 2016, as compared to $264,722 in the first quarter of 2015. The increase is primarily due to brand momentum and an increase in distribution. The increase was also bolstered by the sale of the Company’s product line in gallon containers.

The Company also estimates that net sales will increase 190% to $286,000 for the month of March 2016 as compared to $98,593 in March 2015.

The above information is unaudited, preliminary and subject to completion of quarter-end financial reporting processes and reviews.

About Long Island Iced Tea Corp.

Headquartered in Long Island, New York, Long Island Iced Tea Corp. operates in the ready-to-drink tea segment of the beverage industry. The Company has developed non-alcoholic, premium iced tea bottled beverages made with quality ingredients that are offered at an affordable price. The Company is currently organized around its flagship brand Long Island Iced Tea, a premium, ready-to-drink iced tea sold primarily on the East Coast of the United States through a network of distributors. The Company’s website is www.longislandicedtea.com.

Forward Looking Statements

This press release includes statements of the Company’s expectations, intentions, plans and beliefs that constitute "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to come within the safe harbor protection provided by those sections. These statements, which involve risks and uncertainties, relate to the discussion of the Company’s business strategies and its expectations concerning future operations, margins, sales, new products and brands, potential joint ventures, potential acquisitions, expenses, profitability, liquidity and capital resources and to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable. These statements include any statement that does not directly relate to a historical or current fact. You can also identify these and other forward-looking statements by the use of such words as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "thinks," "estimates," "seeks," "predicts," "could," "projects," "potential" and other similar terms and phrases, including references to assumptions. These forward looking statements are made based on expectations and beliefs concerning future events affecting the Company and are subject to uncertainties, risks and factors relating to its operations and business environments, all of which are difficult to predict and many of which are beyond its control, that could cause its actual results to differ materially from those matters expressed or implied by these forward looking statements. These risks include possible accounting adjustments made in the process of finalizing reported financial results, the Company’s history of losses and expectation of further losses, its ability to obtain financing when and if necessary to implement its business plan, its ability to expand its operations in both new and existing markets, its ability to develop or acquire new brands, its relationships with distributors, the success of its marketing activities, the effect of competition in its industry and economic and political conditions generally, including the current economic environment and markets. More information about these and other factors are described under the caption "Risk Factors" in Long Island Iced Tea Corp.'s Annual Report on Form 10-K for the year ended December 31, 2015 and other reports the Company files with the Securities and Exchange Commission. When considering these forward looking statements, you should keep in mind the cautionary statements in this press release and the reports the Company files with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and the Company cannot predict those events or how they may affect it. The Company assumes no obligation to update any forward looking statements after the date of this press release as a result of new information, future events or developments, except as required by the federal securities laws.

Contacts:

For Investors

Phil Thomas

Long Island Iced Tea Corp.

1-855-542-2832

info@longislandteas.com